As Filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bona Film Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11/F, Guan Hu Garden 3

105 Yao Jia Yuan Road, Chaoyang District

Beijing 100025

People’s Republic of China

+86 (10) 5928-3663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2009 Stock Incentive Plan

2010 Stock Incentive Plan

(Full title of the Plans)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

+1 (212) 750-6474

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Lin

Simpson Thacher & Bartlett LLP

ICBC Tower, 35th Floor

3 Garden Road, Central

Hong Kong SAR China

+852 2514-7600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Aggregate offering price		Amount of registration fee
Ordinary Shares, par value US$0.0005 per share(5)	209,163	(2)	$701,784	(2)	$81.48
Ordinary Shares, par value US$0.0005 per share(5)	1,646,358	(3)	$9,756,358	(3)	$1,132.71
Ordinary Shares, par value US$0.0005 per share(5)	3,764,292	(4)	$38,772,208	(4)	$4,501.45
Totals	5,619,813		$49,230,350		$5,715.64

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)               These shares will be issued upon the exercise of options granted under the 2009 Stock Incentive Plan. Pursuant to Rule 457(h), the maximum aggregate offering price is calculated as the product of the 209,163 shares issuable upon exercise of outstanding options and the exercise price of $3.3552 per share, for an aggregate offering price of $701,784.

(3)               These shares will be issued upon the exercise of options granted under the 2010 Stock Incentive Plan. Pursuant to Rule 457(h), the maximum aggregate offering price is calculated as the product of the 1,646,358 shares issuable upon exercise of outstanding options and the exercise prices varying from $3.4422 per share to $11.5600 per share, for an aggregate offering price of $9,756,358.

(4)               These shares will be issued upon the exercise of options granted under the 2010 Stock Incentive Plan. Pursuant to Rule 457(h), the maximum aggregate offering price is calculated as the product of the 3,764,292 shares reserved under the plan multiplied by the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as quoted on the Nasdaq Global Market on May 31, 2011, or $5.15, multiplied by two to adjust for the ordinary share-to-ADS ratio, which is equal to an aggregate offering price of $38,772,208.

(5)               These shares may be represented by the Registrant’s American Depositary Shares, two of which represent one ordinary share. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-170920).

TABLE OF
CONTENTS

PART I

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

ITEM 4. Description of Securities

ITEM 5. Interests of Named Experts and Counsel

ITEM 6. Indemnification of Directors and Officers

ITEM 7. Exemption from Registration Claimed

ITEM 8. Exhibits

ITEM 9. Undertakings

SIGNATURES

POWER OF ATTORNEY

EXHIBIT INDEX

Exhibit 5.1	OPINION OF CONYERS DILL & PEARMAN

Exhibit 10.1

BONA FILM GROUP LIMITED 2009 STOCK INCENTIVE PLAN (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (file no. 333-170657) initially filed with the Securities and Exchange Commission on November 17, 2010)

Exhibit 10.2

BONA FILM GROUP LIMITED 2010 STOCK INCENTIVE PLAN (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-170657) initially filed with the Securities and Exchange Commission on November 17, 2010)

Exhibit 23.1	CONSENT OF CONYERS DILL & PEARMAN (included in Exhibit 5.1)

Exhibit 23.2	CONSENT OF DELOITTE TOUCHE TOHMATSU CPA LTD.

Exhibit 24.1	POWER OF ATTORNEY (included on signature page hereto)

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by Bona Film Group Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

a. The Registrant’s prospectus filed pursuant to Rule 424(b) filed with the Commission on December 9, 2010, which includes audited financial statements for the year ended December 31, 2009;

b. The description of the Registrant’s ordinary shares and American Depositary Shares contained in its Registration Statement on Form 8-A (File No. 001-34990) filed with the Commission on December 2, 2010 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s ordinary shares set forth under “Description of Share Capital” and the description of the Registrant’s American Depositary Shares set forth under “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-170657), as amended, originally filed with the Commission on November 17, 2010.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law and Article 142 of the Registrant’s amended and restated memorandum and articles of association provide that the Registrant may indemnify its directors and officers acting in relation to any of its affairs against any liability incurred by them by reason of any act done or omitted in the execution of their duty in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

The Registrant has entered into indemnification agreements with each of its directors and officers under which the Registrant indemnifies them to the fullest extent permitted by Cayman Islands law, its articles of association and other applicable law, from and against all expenses and liabilities arising from any proceeding to which the indemnitee is or was a party, except expenses and liabilities, if any, incurred or sustained by or through the indemnitee’s own intentional misconduct.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on June 3, 2011.

BONA FILM GROUP LIMITED

By:	/s/ Dong Yu

Name:	Dong Yu

Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dong Yu and Liang Xu, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on June 3, 2011.

Signature	Capacity

/s/ Dong Yu	Chairman of the Board of Directors and Chief Executive Officer
Dong Yu	(principal executive officer)

/s/ Liang Xu	Chief Financial Officer
Liang Xu	(principal financial and accounting officer)

/s/ Nansun Shi
Nansun Shi	Director

/s/ Hai Yu
Hai Yu	Director

/s/ Jeffrey Chan
Jeffrey Chan	Director

/s/ Daqing Dave Qi
Daqing Dave Qi	Director

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Bona Film Group Limited, has signed this registration statement or amendment thereto in New York, New York, on June 3, 2011.

LAW DEBENTURE CORPORATE SERVICES INC.

By:	/s/ Kate Ledyard

Name:	Kate Ledyard

Title:	Manager

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
5.1	Opinion of Conyers Dill & Pearman

10.1

Bona Film Group Limited 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (file no. 333-170657) initially filed with the Securities and Exchange Commission on November 17, 2010)

10.2

Bona Film Group Limited 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-170657) initially filed with the Securities and Exchange Commission on November 17, 2010)

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2	Consent of Deloitte Touche Tohmatsu CPA Ltd.

24.1	Power of Attorney (included on signature page hereto)